UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 14, 2009

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30299 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 14, 2009, the board of directors of Southern Star Energy Inc. (the “Company”) and the Company’s management, including the Company’s recently appointed chief financial officer, determined that an accounting error was made in the Company’s consolidated financial statements for the quarter ended November 30, 2007 (the “Relevant Statements”) contained in the Company’s Form 10-QSB for the quarter ended November 30, 2007,  as filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2008 (the “Relevant Report”), which error was corrected by adjusting entries in the Company’s consolidated financial statements for the quarter ended February 29, 2008 (the “Correcting Statements”).

The accounting error in the Relevant Statements was discovered as a result of management’s review of financial information required to be reported in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2008, filed with the SEC on January 14, 2009. The error, which is more fully described in Note 2 to the consolidated financial statements included in the Form 10-Q for the period ended November 30, 2008, related to incorrectly recognizing a portion of the Company’s stock-based compensation expense in the Relevant Statements.

Although the error was adjusted in the Correcting Statements, the Company, in consultation with Weaver and Tidwell, L.L.P., the Company’s recently appointed (October 1, 2008)  principal registered independent public accounting firm (the “Auditor”), determined it will restate the Company’s Relevant Statements. The Company’s management anticipates filing an amendment to the Relevant Report with the SEC as soon as practicable.

The matters disclosed in this Current Report on Form 8-K have been discussed and reviewed by the Company’s management, the Company’s board of directors and the recently appointed Auditor.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: January 14, 2009	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President and Secretary